Preliminary Proxy Card - Subject to Completion

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

WALDENCAST ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned hereby appoints Michel Brousset and Felipe Dutra (the "Proxies"), and each of them independently, with full power of substitution, as proxies to vote all of the shares of Waldencast Acquisition Corp., a Cayman Islands exempted company ("Waldencast"), that the undersigned is entitled to vote (the "Shares") at the extraordinary general meeting of shareholders of Waldencast to be held on [•] at [•] Eastern Time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP located at One Manhattan West, New York, NY 10001, or virtually over the Internet at https://www.cstproxy.com/waldencast/2022 (the "Extraordinary General Meeting"), and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed below and, unless such authority is withheld on the reverse side hereof, at the Proxies' discretion on such other matters as may properly come before the Extraordinary General Meeting or any adjournment and/or postponement thereof. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the accompanying proxy statement/prospectus.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said Extraordinary General Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 11.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on [•].

This notice of Extraordinary General Meeting and the accompanying proxy statement/prospectus are available at: https://www.cstproxy.com/waldencast/2022

Please mark vote as indicated in this example ☒

WALDENCAST ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 11.

Proposal No. 1(a) — The Obagi Merger Proposal — RESOLVED, as an ordinary resolution, that Waldencast's entry into the Agreement and Plan of Merger, dated as of November 15, 2021, by and among Waldencast, Obagi Merger Sub, Inc., a Cayman Islands exempted company limited by shares and an indirect wholly owned subsidiary of Waldencast ("Merger Sub"), and Obagi Global Holdings Limited, a Cayman Islands exempted company limited by shares ("Obagi"), a copy of which is attached to the proxy statement/prospectus as Annex A (as may be amended from time to time, the "Obagi Merger Agreement"), pursuant to which, among other things, following the Domestication of Waldencast to Jersey as described below, the merger of Merger Sub with and into Obagi (the "Obagi Merger"), with Obagi surviving the Obagi Merger as a wholly owned subsidiary of Obagi Holdco 2 Limited, in accordance with the terms and subject to the conditions of the Obagi Merger Agreement, and the transactions contemplated by the Obagi Merger Agreement, be approved, ratified and confirmed in all respects;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 1(b) — The Milk Transaction Proposal — RESOLVED, as an ordinary resolution, that Waldencast's entry into the Equity Purchase Agreement, dated as of November 15, 2021, by and among Waldencast, Obagi Holdco 1 Limited, a limited company incorporated under the laws of Jersey ("Holdco Purchaser"), Waldencast Partners LP, a Cayman Islands exempted limited partnership ("Waldencast LP" and together with Holdco Purchaser, the "Milk Purchasers"), Milk Makeup LLC ("Milk"), certain members of Milk ("Milk Members"), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as representative of Milk's equityholders ("Equityholder Representative"), a copy of which is attached to the proxy statement/prospectus as Annex B (as may be amended from time to time, the "Milk Equity Purchase Agreement"), pursuant to which, among other things, following the Domestication of Waldencast to Jersey as described below, the Milk Purchasers shall acquire from the Milk Members, and the Milk Members shall sell to the Milk Purchasers, all of the issued and outstanding Milk Membership Units representing 100% of the issued and outstanding membership interests of Milk in exchange for the Milk Cash Consideration, the Milk Equity Consideration and the Waldencast plc Non-Economic ordinary shares, and the transactions contemplated by the Milk Equity Purchase Agreement, be approved, ratified and confirmed in all respects;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Domestication Proposal — RESOLVED, as a special resolution, that Waldencast be de-registered in the Cayman Islands pursuant to section 206 of the Companies Act and Article 47 of the Amended and Restated Articles of Association of Waldencast (as amended) and be registered as a company in Jersey by way of continuation under Part 18C of the Jersey Companies Law;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — Organizational Documents Proposal A — RESOLVED, as a special resolution, subject to and with effect from the deregistration of Waldencast in the Cayman Islands and the registration of Waldencast plc in Jersey by way of continuation, that the change in the authorized share capital of the Company from (i) 500,000,000 Class A ordinary shares, 50,000,000 Class B ordinary shares and 5,000,000 preferred shares, par value $0.0001 per share, to (ii) 1,000,000,000 Waldencast plc Class A ordinary shares, 100,000,000 Waldencast plc Non-Economic ordinary shares and 25,000,000 Waldencast plc preferred stock be approved;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — Organizational Documents Proposal B — RESOLVED, as an ordinary resolution, subject to and with effect from the deregistration of Waldencast in the Cayman Islands and the registration of Waldencast plc in Jersey by way of continuation, that the Waldencast plc Board be divided into three classes, with each class made up of, as nearly as may be possible, one-third of the total number of directors constituting the entire Waldencast plc Board, with only one class of directors being elected in each year and each class serving a three-year term;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — Organizational Documents Proposal C — RESOLVED, as an ordinary resolution, that certain provisions of the Proposed Constitutional Document will be subject to the proposed new investor rights agreement ("Investor Rights Agreement") of Waldencast, including provisions governing the appointment, removal and replacement of directors, with respect to which Cedarwalk will have certain rights pursuant to the Investor Rights Agreement, be approved, ratified and confirmed in all respects;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — Organizational Documents Proposal D — RESOLVED, as a special resolution, subject to and with effect from the deregistration of Waldencast in the Cayman Islands and the registration of Waldencast plc in Jersey by way of continuation, that the amendment and restatement of the Cayman Constitutional Documents by their deletion in their entirety and the substitution in their place of the Proposed Constitutional Document, including all other changes to the Cayman Constitutional Documents as set out in the Proposed Constitutional Document, in addition to such principal changes as described in Organizational Documents Proposals A-C, including (1) changing the corporate name from "Waldencast Acquisition Corp." to "Waldencast plc", (2) making Waldencast plc's existence for an unlimited duration and (3) removing certain provisions related to Waldencast plc's status as a blank check company that will no longer be applicable upon consummation of the Business Combination, be approved;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — The Director Election Proposal — RESOLVED, as an ordinary resolution of the holders of Waldencast Class B ordinary shares, that the persons named below be elected to serve on the Waldencast plc Board upon the consummation of the Business Combination in the classes set forth below:

FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐

Name of Director / Class

Sarah Brown – Class I
Lindsay Pattison – Class I
Zack Werner – Class I
Aaron Chatterley – Class II
Juliette Hickman – Class II
Cristiano Souza – Class II
Michel Brousset – Class III
Simon Dai – Class III
Felipe Dutra – Class III;

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name of the nominees on the line below.

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Proposal No. 8 — The Stock Issuance Proposal — RESOLVED, as an ordinary resolution, that, for the purposes of complying with the applicable provisions of Rule 5635 of the Nasdaq Rules, the issuance of (a) Waldencast plc Class A ordinary shares pursuant to the PIPE Investment and the Obagi Merger Agreement and (b) Waldencast plc units pursuant to the Forward Purchase Transaction be approved in all respects;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 9 — The Milk Issuance Proposal — RESOLVED, as an ordinary resolution, that, for the purposes of complying with the applicable provisions of Rule 5635 of the Nasdaq Rules, the issuance and reservation of Waldencast plc Class A ordinary shares and Waldencast plc Non-Economic ordinary shares pursuant to the Milk Equity Purchase Agreement be approved in all respects;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 10 — The Incentive Award Plan Proposal — RESOLVED, as an ordinary resolution, that the adoption of the Waldencast plc 2022 Incentive Award Plan and any form award agreements thereunder, be approved, ratified and confirmed in all respects; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 11 — The Adjournment Proposal — RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting be approved.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Dated: ________________________, 2022

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Signature

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(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1 through 11. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.